EXHIBIT 99

Wireless Ronin Promotes Scott Koller to President and COO

Granger to Remain as CEO and Director

MINNEAPOLIS – April 21, 2010 – Wireless Ronin Technologies, Inc. (NASDAQ: RNIN), a digital signage solutions provider, announced today that effective May 7, 2010, Scott Koller will assume responsibilities as the Company’s President and Chief Operating Officer (COO).  James C. (Jim) Granger will remain the Company’s Chief Executive Officer (CEO) through December 31, 2010, unless extended by mutual agreement.

“This promotion represents a natural progression.  It confers a title consistent with responsibilities Scott has substantially discharged as Executive Vice President and COO,” said Gregory Barnum, chairman of the Company’s Board of Directors.  “Scott has been running significant business functions based on his extensive knowledge of our employees, customers, investors and industry.”  In addition to his current direct reports, Darin McAreavey, vice president and chief financial officer (CFO), and Scott Ross, vice president, general counsel and secretary, will report to Koller.

Koller joined Wireless Ronin in November 2004 and has progressively assumed responsibility for the company’s sales, project management, operations and development organizations.  Koller has played integral roles in the company’s critical transactions including the initial public and follow on offerings, acquisition of McGill Digital Solutions, and last year’s registered direct offering.

“I appreciate the Board’s confidence and look forward to working with Jim, our management team and staff to address our customers’ mission critical digital signage systems needs.  Wireless Ronin has many exciting opportunities that we intend to capitalize on and I feel very confident that we are positioned to deliver,” said Koller.  “We will focus on top line sales growth and managing scalable resource expenses to match revenues.”

Granger will continue to dedicate full time efforts on behalf of the Company as CEO and will remain a director however, allocating some of his duties to Koller will allow Granger to attend to personal responsibilities.  Granger has entered into a new employment agreement with the Company providing for employment through the end of 2010 with any employment thereafter by mutual agreement.  “Our company has assembled a strong management team and I intend to help Wireless Ronin continue toward product development, industry vertical and financial goals that we have established,” said Granger.

About Wireless Ronin Technologies, Inc.
Wireless Ronin Technologies (www.wirelessronin.com) has developed RoninCast® software as a complete solution designed to address the evolving digital signage marketplace. RoninCast® software enables clients to manage digital signage networks from one central location and provides turnkey solutions in the digital signage marketplace.  The RoninCast® software suite facilitates customized distribution with network management, playlist creation and scheduling, and database integration.  Wireless Ronin offers an array of services to support RoninCast® software including consulting, creative development, project management, installation, and training.  The company's common stock trades on the NASDAQ Global Market under the symbol "RNIN".

Forward-Looking Statements
This release contains certain forward-looking statements of expected future developments, as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect management's expectations and are based on currently available data; however, actual results are subject to future risks and uncertainties, which could materially affect actual performance. Risks and uncertainties that could affect such performance include, but are not limited to, the following: estimates of future expenses, revenue and profitability; the pace at which the company completes installations and recognizes revenue; trends affecting financial condition and results of operations; ability to convert proposals into customer orders; the ability of customers to pay for products and services; the revenue recognition impact of changing customer requirements; customer cancellations; the availability and terms of additional capital; ability to develop new products;  dependence on key suppliers, manufacturers and strategic partners; industry trends and the competitive environment; and the impact of losing one or more senior executives or failing to attract additional key personnel. These and other risk factors are discussed in detail in the company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 26, 2010.

Wireless Ronin® and RoninCast® are registered trademarks of Wireless Ronin Technologies, Inc.

Investor Contact

Darin P. McAreavey, vice president, chief financial officer
dmcareavey@wirelessronin.com
952.564.3525

Media Contact

Linda K. Hofflander, vice president and chief marketing officer
lhofflander@wirelessronin.com
952.564.3562